EXHIBIT 10.24

TERMINATION AGREEMENT AND RELEASE

This TERMINATION AGREEMENT AND RELEASE, dated as of December 23, 2015 (this "Agreement"), is entered into by and among Lextacan Development, Ltd., Ocana Limited, Tosca Limited (each, a "Holder" and collectively, the "Holders"), and Spotlight Innovation Inc. ("Maker").

RECITALS

A. The Holders and Maker entered into a series of Convertible Promissory Notes with Warrants (the "Notes" which shall specifically include the warrants referenced therein, as specifically set forth on Schedule A annexed hereto, and attached hereto);

B. For due and valuable consideration, acknowledgement of which is received, Maker and the Holders, have agreed to terminate, cancel and unwind the Notes.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Termination/Cancellation. For due and valuable consideration, acknowledgement of which is received Maker and Holders agree that, effective the date hereof the Notes are hereby terminated, cancelled, deemed null and void, and shall be of no further force or effect. Holders agree that effective the date hereof, all of the warrants referenced in the Notes are hereby terminated, cancelled, deemed null and void, and shall be of no further force or effect. The Parties further agree that this Agreement terminates and cancels any and all understandings, oral and or written agreements, implied or otherwise between the Parties, which may not be specifically referenced in this Agreement.

2. Covenants/Representations. The Holders represent that the Notes represent all of the instruments that each has entered into with Maker and there are no additional agreements/instruments between any of the Holders and Maker.Each of the parties covenants and agrees, at its own expense, to execute and deliver, at the request of the other party, such further instruments and to take such other action as such other party may reasonably request to effectuate the terms of this Agreement.

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3. Confidentiality; Publicity. The parties agree that each will keep confidential and will not disclose or divulge any confidential, proprietary, or secret information that they may obtain from the other parties pursuant to this Agreement, unless such information is known, or until such information becomes known, to the public; provided, however,that the parties may disclose such information (a) to their attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with this Agreement and the transactions contemplated hereby, (b) upon the request or demand of any governmental regulatory agency or authority after such party has first had a reasonable opportunity to contest or seek the modification of the request or demand, (c) that is or becomes available to the public other than as a result of a disclosure by the disclosing party, (d) in connection with any litigation to which a party is or may be a party, (e) to the extent necessary in connection with the exercise of any remedy under this Agreement or (f) to the extent otherwise required by law. No party hereto will issue any press release or other public announcement or disclose the terms of this Agreement (including, without limitation, any consideration payable hereunder) without the prior written approval of each other party, except as such disclosure may be made in the course of normal reporting practices by a party hereto or as otherwise required by law, including provisions of the Exchange Act of 1934. The provisions of this Section 3 shall survive the closing of this Agreement.

4. Survival of Representations and Warranties. All agreements, representations, warranties, and covenants contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

5. Release.

(a) The Holders, for and on behalf of themselves and the Holder Related Parties, (as defined in Section 5(b) below), do hereby unequivocally release and discharge Maker and any of its former and current subsidiaries, equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, successors or assignees or any former or current subsidiary, equity holder, controlling person, director, officer, employee, agent, Affiliate, member, manager, general or limited partner, successor or assignee of any of the foregoing (collectively, the "Maker Related Parties"), from any and all past, present or future liabilities, actions, claims or damages of any kind or nature, in law, equity or otherwise, asserted or that could have been asserted, under any Applicable Law or otherwise, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, liquidated or not liquidated, fixed or contingent, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement, that in any way arises from or out of, are based upon, or are in connection with or relate in any way to or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly: (i) the Notes, (ii) any breach, non-performance, action or failure to act under any of the Notes, (iii) the events leading to the termination of the Transaction Agreement, and (iv) any deliberations or negotiations in connection with the Notes, (collectively, the "Holder Released Claims"); provided, however, that no Party shall be released from any breach, non-performance, action or failure to act under this Agreement occurring on or after the date hereof.

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(b) Maker, for and on behalf of itself and Maker Related Parties, does hereby unequivocally release and discharge the Holders, and any of their former and current subsidiaries, equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, spouses, heirs, trusts, trustees, successors, assignees, or any former or current subsidiary, equity holder, controlling person, director, officer, employee, agent, Affiliate, member, manager, general or limited partner, successor or assignee of any of the foregoing (collectively, the "Holder RelatedParties"), from any and all past, present or future liabilities, actions, claims or damages of any kind or nature, in law, equity or otherwise, asserted or that could have been asserted, under any Applicable Law or otherwise, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, liquidated or not liquidated, fixed or contingent, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement, that in any way arises from or out of, are based upon, or are in connection with or relate in any way to or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly: (i) the Notes and the transactions contemplated by the Notes, (ii) any breach, non-performance, action or failure to act under any of the Notes, (iii)the events leading to the termination of the Transaction Agreement, and (iv) any deliberations or negotiations in connection with the Notes, (collectively, the "Maker Released Claims" and, together with the Holder Released Claims, the "Released Claims"); provided, however, that no Party shall be released from any breach, non-performance, action or failure to act under this Agreement occurring on or after the date hereof.

(c) In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(d) Each Party, on behalf of itself and its respective Related Parties, hereby covenants to each other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the investigation, filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section shall survive this Agreement indefinitely regardless of any statute of limitations.

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6.Representations of the Parties.

(a) Each Party represents and warrants to the other Parties as follows:

(i) Such Party has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Party of this Agreement, the performance of its obligations hereunder and its consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary action of such Party, as applicable, and no other action on the part of such Party, is necessary to authorize the execution and delivery by such Party of this Agreement, the performance by it of its obligations hereunder and its consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Party, and, assuming the due authorization, execution and delivery by the other Parties, constitute legal and binding obligations of such Party, enforceable against such Party in accordance with its terms, except as (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

(ii) The execution and delivery by such Party of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not (with or without the giving of notice, the termination of any grace period or both): (a) violate, conflict with, or result in a breach or default under any provision of the organizational documents of such Party, as applicable or (b) to the best knowledge of each Party, violate any Applicable Law.

7. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, sent by fax, or nationally recognized overnight courier or mailed by first class certified or registered mail, return receipt requested, postage prepaid to the address of each party as set forth on Schedule 7 annexed hereto.

Notices provided in accordance with this Section 7 shall be deemed given (i) when received, if sent by hand, (ii) when received, if sent by facsimile prior to 5:00 p.m. local time at the place received (otherwise on the next following business day), (iii) one business day after delivery to a nationally recognized overnight courier service and (iv) five business days after deposit in the U.S. mail first class certified or registered, postage prepaid.

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8. Entire Agreement. This Agreement, and any exhibits and schedules attached hereto or referenced herein embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to such subject matter. Notwithstanding the foregoing, the Parties have executed an Omnibus Agreement of even date herewith, which terminates and cancels any and all understandings, oral and or written agreements, implied or otherwise, between the Parties, which may not be specifically referenced herein.

9. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of each of the parties. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

11. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

12. Severability.If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

13. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF IOWA (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS WHICH WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION). THE PARTIES AGREE THAT VENUE FOR ANY DISPUTE ARISING UNDER THIS AGREEMENT WILL LIE EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN POLK COUNTY, IOWA, AND THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO RAISE FORUM NON CONVENIENS OR ANY OTHER ARGUMENT THAT IOWA IS NOT THE PROPER VENUE. THE ISSUER AND THE HOLDER IRREVOCABLY CONSENT TO PERSONAL JURISDICTION IN THE STATE AND FEDERAL COURTS OF THE STATE OF IOWA.

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14. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE NOTES, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

15. Fees and Expenses. Each of the parties agrees to pay their respective costs and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby. In any action to enforce the terms of this Agreement, the successful party shall be entitled to recover its reasonable attorneys' fees, costs and expenses from the party that refused or failed to perform.

16. Reliance on Independent Legal Advice. Each of the Parties further represents and warrants to each other, as of the date hereof that it has received advice from its own, independent legal counsel prior to its execution of this Termination Agreement and is executing the same freely and voluntarily.

17. Specific Performance. The Parties agree that if any of the provisions of this Agreement were not performed by the Parties in accordance with their specific terms or were otherwise breached thereby, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that each Party will be entitled to specific performance to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity.

[The immediately following page contains the signatures of the parties.]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

SPOTLIGHT INNOVATION INC.

By:	/s/ Cristopher Grunewald
Name:	Cristopher Grunewald
Title:	President

HOLDER

Lextacan Development, Ltd.		Ocana Limited

By:	/s/ Lawrence Collie	By:	/s/ Ella Collie
Name:	Lawrence Collie	Name:	Ella Collie
Title:	Director	Title:	Director

Tosca Limited

By:	/s/ Venise Pyfrom (Medurik)
Name:	Venise Pyfrom (Medurik)
Title	Director

[Signature Page to Termination Agreement and Release]

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SCHEDULE A

ALL DOCUMENTS ARE ATTACHED

Holder	Principal $ Amt; Date	Title
Lextacan Developments, Ltd.	$75,000; 4/8/2014 $30,000; 6/3/2014 $45,000; 5/1/2014 $30,000; 7/1/2014 $15,000; 12/1/2014 $15,000; 11/1/2014 $15,000; 10/1/2014

Convertible Promissory Note with Warrants #PN_040414DTOL-01_LD

Convertible Promissory Note with Warrants #PN_040414DTOL-03_LD

Convertible Promissory Note with Warrants #PN_040414DTOL-02_LD

Convertible Promissory Note with Warrants #PN_040414DTOL-04_LD

Convertible Promissory Note with Warrants # PN_040414DTOL-07_LD

Convertible Promissory Note with Warrants #PN_040414DTOL-06_LD

Convertible Promissory Note with Warrants #PN_040414DTOL-05_LD

Ocana Limited	$45,000; 5/1/2014 $75,000; 4/8/2014 $30,000; 6/3/2014 $15,000; 10/1/2014 $30,000; 7/1/2014 $15,000; 12/1/2014 $15,000; 11/1/2014

Convertible Promissory Note with Warrants #PN_040414DTOL-02_OL

Convertible Promissory Note with Warrants #PN_040414DTOL-01_OL

Convertible Promissory Note with Warrants #PN_040414DTOL-03_OL

Convertible Promissory Note with Warrants # PN_040414DTOL-05_OL

Convertible Promissory Note with Warrants # PN_040414DTOL-04_OL

Convertible Promissory Note with Warrants # PN_040414DTOL-07_OL

Convertible Promissory Note with Warrants # PN_040414DTOL-06_OL

Tosca Limited	$40,000; 6/3/2014 $60,000; 5/1/2014 $100,000; 4/8/2014 $20,000; 11/1/2014 $20,000; 10/1/2014 $40,000; 7/1/2014 $20,000; 12/1/2014

Convertible Promissory Note with Warrants #PN_040414DTOL-03_TL

Convertible Promissory Note with Warrants #PN_040414DTOL-02_TL

Convertible Promissory Note with Warrants #PN_040414DTOL-01_TL

Convertible Promissory Note with Warrants # PN_040414DTOL-06_TL

Convertible Promissory Note with Warrants # PN_040414DTOL-05_TL

Convertible Promissory Note with Warrants # PN_040414DTOL-04_TL

Convertible Promissory Note with Warrants # PN_040414DTOL-07_TL

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SCHEDULE 7

ADDRESSES

SPOTLIGHT INNOVATION INC.

6750 Westown Parkway, Suite 200-226

West Des Moines, IA

Phone: (515) 274-9087

HOLDERS

Lextacan Development, Ltd.

Loyalist Plaza, Don Mackay Boulevard

P.O. Box AB-20377

Marsh Harbour, Abaco, Bahamas

Ocana Limited

Loyalist Plaza, Don Mackay Boulevard

P.O. Box AB-20377

Marsh Harbour, Abaco, Bahamas

Tosca Limited

Loyalist Plaza, Don Mackay Boulevard

P.O. Box AB-20377

Marsh Harbour, Abaco, Bahamas

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